CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(UNAUDITED)


As a result of the reorganization of the Predecessor
Dynamic U.S. Growth Fund, a series of Scotia Institutional
Funds (the Predecessor Fund), into a newly created series of The RBB Fund, Inc. (the Company) at the close of business on March 21, 2014, KPMG LLP resigned as principal accountants for the Predecessor Fund on March 25, 2014. The
Board of Directors of the Company, upon the recommendation of the Company's audit committee, selected BBD, LLP as principal accountants of the Scotia Dynamic U.S. Growth
Fund.

During the two fiscal years ended September 30, 2013, and the subsequent interim period through March 25, 2014, there were no (1) disagreements with KPMG LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreements, or (2) reportable events.

The audit reports of KPMG LLP on the financial statements of the Predecessor Fund as of and for the fiscal years ended September 30, 2013 and 2012 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.





Item 77k:
As a result of the reorganization of the Predecessor
Dynamic U.S. Growth Fund, a series of Scotia Institutional
Funds (the Predecessor Fund), into a newly created series of The RBB Fund, Inc. (the Company) at the close of business on March 21, 2014, KPMG LLP resigned as principal accountants for the Predecessor Fund on March 25, 2014. The
Board of Directors of the Company, upon the recommendation of the Company's audit committee, selected BBD, LLP as principal accountants of the Scotia Dynamic U.S. Growth
Fund.

During the two fiscal years ended September 30, 2013, and the subsequent interim period through March 25, 2014, there were no (1) disagreements with KPMG LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreements, or (2) reportable events.

The audit reports of KPMG LLP on the financial statements of the Predecessor Fund as of and for the fiscal years ended September 30, 2013 and 2012 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

The Fund requested that KPMG LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter is filed as an exhibit to this Form N-SAR.